Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Greg Burns                John Griek                Mark Nogal
Media Relations          Investor Relations            Investor Relations
(847) 402-5600                (847) 402-2800                (847) 402-2800

Allstate Delivers Growth and Attractive Returns
NORTHBROOK, Ill., October 29, 2019 – The Allstate Corporation (NYSE: ALL) today reported financial results for the third quarter of 2019.

The Allstate Corporation Consolidated Highlights
	Three months ended September 30,			Nine months ended September 30,
($ in millions, except per share data and ratios)	2019	2018	% / pts Change	2019	2018	% / pts Change
Consolidated revenues	$11,069	$10,465	5.8	$33,203	$30,334	9.5
Net income applicable to common shareholders	889	942	(5.6)	2,971	2,597	14.4
per diluted common share	2.67	2.68	(0.4)	8.85	7.31	21.1
Adjusted net income*	946	759	24.6	2,457	2,577	(4.7)
per diluted common share*	2.84	2.16	31.5	7.32	7.25	1.0
Return on common shareholders’ equity (trailing twelve months)
Net income applicable to common shareholders				10.7%	18.6%	(7.9)
Adjusted net income*				14.2%	16.9%	(2.7)
Book value per common share				69.84	60.86	14.8
Property-Liability combined ratio
Recorded	91.6	93.9	(2.3)	93.1	92.0	1.1
Underlying combined ratio* (excludes catastrophes, prior year reserve reestimates and amortization of purchased intangibles)	86.3	86.2	0.1	85.0	85.0	—
Property and casualty insurance premiums written	9,676	9,158	5.7	27,764	26,127	6.3
Catastrophe losses	510	625	(18.4)	2,262	1,892	19.6
Total policies in force (in thousands)				136,077	96,682	40.7

*
Measures used in this release that are not based on accounting principles generally accepted in the United States of America (“non-GAAP”) are denoted with an asterisk and defined and reconciled to the most directly comparable GAAP measure in the “Definitions of Non-GAAP Measures” section of this document.

“Excellent growth and profitability reflect a consistent strategy, innovation and strong operating capabilities,” said Tom Wilson, Chair, President and CEO of The Allstate Corporation. “The strategy to increase market share in personal property-liability and diversify protection offerings is resonating with customers. Revenues for the last three months increased to $11.1 billion, up 5.8% from the prior year. Strong operating capabilities enabled us to generate net income of $889 million and adjusted net income* of $946 million in the quarter, which was $2.84 per share. Return on equity was 14.2% over the last 12 months, on an adjusted net income* basis.”
“Results were also strong on the five Operating Priorities, which focus on near-term performance and long-term value creation. Customer Net Promoter Scores improved, and growth in personal property-liability policies in force was achieved for both the Allstate and Esurance brands. Expansion into protection plans using innovative technology and the Allstate brand is working, with policies in force increasing by 39.4 million over the prior year. Proactive investment management resulted in a total return for the latest 12 months of 7.8% as we lengthened duration ahead of interest rate declines and remained invested in equities. Long-term growth investments in telematics, protection plans and identity protection are being funded while returning substantial capital to shareholders,” concluded Wilson.

Third Quarter 2019 Results

•
Total revenue of $11.1 billion in the third quarter of 2019 increased 5.8% compared to the prior year quarter as Property-Liability insurance premiums earned increased 5.6%. Net investment income grew 4.3% and realized capital gains increased revenues by $197 million.

•
Net income applicable to common shareholders was $889 million, or $2.67 per diluted share, in the third quarter of 2019, compared to net income of $942 million, or $2.68 per diluted share, in the third quarter of 2018. Adjusted net income* of $946 million for the third quarter was above the prior year quarter, primarily due to higher underwriting and net investment income.

Property-Liability Results
	Three months ended September 30,			Nine months ended September 30,
($ in millions, except ratios)	2019	2018	% / pts Change	2019	2018	% / pts Change
Premiums written	9,312	8,800	5.8%	26,682	25,185	5.9%
Underwriting income	737	507	45.4	1,804	1,967	(8.3)

Recorded Combined Ratio	91.6	93.9	(2.3)	93.1	92.0	1.1
Allstate Brand Auto	92.1	92.5	(0.4)	91.8	91.0	0.8
Allstate Brand Homeowners	80.7	87.7	(7.0)	92.3	88.7	3.6
Esurance Brand	101.1	102.1	(1.0)	100.4	101.2	(0.8)
Encompass Brand	105.8	95.7	10.1	101.3	97.1	4.2

Underlying Combined Ratio*	86.3	86.2	0.1	85.0	85.0	—
Allstate Brand Auto	92.5	92.0	0.5	91.3	91.3	—
Allstate Brand Homeowners	65.0	65.2	(0.2)	63.6	63.7	(0.1)
Esurance Brand	97.9	99.2	(1.3)	97.2	97.8	(0.6)
Encompass Brand	87.9	88.6	(0.7)	88.7	87.0	1.7

•
Property-Liability written premium of $9.3 billion increased by 5.8%, driven by policy growth and higher average premiums in the Allstate and Esurance brands and the expansion of a commercial ride sharing account to 15 states. Underwriting income of $737 million in the third quarter of 2019 was $230 million above the prior year quarter, primarily due to higher earned premiums, lower catastrophe losses and reduced operating expenses.

◦
Underwriting income was positively impacted by non-catastrophe prior year reserve releases of $41 million in the third quarter of 2019, which reduced the combined ratio by 0.5 points. This primarily reflects a reduction in auto bodily injury reserves, which was partially offset by increases in asbestos, environmental and other reserves in the Discontinued Lines and Coverages segment.

◦
The underlying combined ratio* of 86.3 for the third quarter of 2019 was 0.1 points above the prior year quarter reflecting a planned improvement in the expense ratio offsetting an increase in the non-catastrophe loss ratio.

◦
Allstate brand auto insurance net written premium grew 4.5% in the third quarter of 2019 compared to the prior year quarter, reflecting a 2.1% increase in policies in force and higher average premium. The recorded combined ratio of 92.1 in the third quarter of 2019 was 0.4 points lower than the prior year quarter. The underlying combined ratio* of 92.5 in the quarter was 0.5 points higher than the third quarter of 2018 as higher premiums earned and a lower expense ratio were more than offset by increased loss costs.

◦
Allstate brand homeowners insurance net written premium grew 6.7% in the third quarter of 2019 compared to the prior year quarter, reflecting a 1.5% increase in policies in force and higher average premium. The recorded combined ratio of 80.7 in the third quarter of 2019 was 7.0 points below the third quarter of 2018, primarily driven by lower catastrophe losses. The underlying combined ratio* of 65.0 was 0.2 points lower than the prior year quarter due to higher premiums earned and improved claim frequency, partially offset by increased claim severity.

◦
Esurance brand policies in force increased 5.9% in the third quarter of 2019 compared to the prior year quarter, with net written premium growth of 8.3%. The recorded combined ratio of 101.1 in the third quarter of 2019 was 1.0 point lower than the prior year quarter. The underlying combined ratio* of 97.9 was 1.3 points lower than the third quarter of 2018, as higher premiums earned and reduced operating expenses were partially offset by increased loss costs.

◦
Encompass brand net written premium increased 2.6% in the third quarter of 2019 compared to the prior year quarter as higher average premiums offset a decline in policies in force. The recorded combined ratio of 105.8 in the third quarter of 2019 was 10.1 points higher than the prior year quarter primarily due to increased catastrophe losses. The underlying combined ratio* of 87.9 in the third quarter was 0.7 points lower than the third quarter of 2018 as higher earned premiums and reduced operating expenses were partially offset by increased claim severity.

Allstate Investment Results
	Three months ended September 30,			Nine months ended September 30,
($ in millions, except ratios)	2019	2018	% / pts Change	2019	2018	% / pts Change
Net investment income	$880	$844	4.3	$2,470	$2,454	0.7
Market-based investment income(1)	727	683	6.4	2,151	2,031	5.9
Performance-based investment income(1)	202	214	(5.6)	469	571	(17.9)
Realized capital gains and losses	197	176	11.9	1,183	17	NM
Change in unrealized net capital gains, pre-tax	518	(97)	NM	2,957	(1,423)	NM
Total return on investment portfolio	1.9%	1.1%	0.8	8.0%	1.0%	7.0
Total return on investment portfolio (trailing twelve months)				7.8%	2.1%	5.7

(1)	Investment expenses are not allocated between market-based and performance-based portfolios with the exception of investee level expenses.
NM = not meaningful

•	Allstate Investments $89 billion portfolio generated net investment income of $880 million in the third quarter of 2019, an increase of $36 million from the prior year quarter.

◦	Total return on the investment portfolio was 1.9% for the quarter and 7.8% for the latest 12 months, reflecting lower market yields, higher equity values and proactive risk and return management.

◦
Market-based investments contributed $727 million of investment income in the third quarter of 2019, an increase of $44 million, or 6.4%, compared to the prior year quarter. The market-based portfolio benefited from investments at higher yields, including the duration extension of the Property-Liability fixed income portfolio.

◦	Performance-based investments generated investment income of $202 million in the third quarter of 2019, a decrease of $12 million, or 5.6%, compared to the prior year quarter.

◦	Net realized capital gains were $197 million in the third quarter of 2019, compared to gains of $176 million in the prior year quarter.

◦	Unrealized net capital gains increased $518 million from the second quarter of 2019, and $2.96 billion from prior year end, as lower market yields resulted in higher fixed income valuations.

Allstate Life, Benefits and Annuities Results
	Three months ended September 30,			Nine months ended September 30,
($ in millions)	2019	2018	% Change	2019	2018	% Change
Premiums and Contract Charges
Allstate Life	$331	$322	2.8%	$1,001	$975	2.7%
Allstate Benefits	291	285	2.1	863	854	1.1
Allstate Annuities	3	5	(40.0)	10	11	(9.1)
Adjusted Net Income
Allstate Life	$44	$75	(41.3)%	$185	$226	(18.1)%
Allstate Benefits	31	33	(6.1)	99	98	1.0
Allstate Annuities	16	20	(20.0)	43	99	(56.6)

•
Allstate Life adjusted net income was $44 million in the third quarter of 2019, a $31 million decrease from the prior year quarter, largely due to the accelerated amortization of deferred policy acquisition costs (“DAC”) driven by lower interest rates and model refinements in connection with the annual actuarial assumption review. This was partially offset by reduced operating expenses and higher premiums.

•
Allstate Benefits premium growth was 2.1% in the third quarter, a decline from previous levels, reflecting increased competition. Adjusted net income of $31 million in the third quarter of 2019 was $2 million lower than the prior year quarter, as increased premiums were more than offset by higher DAC amortization related to lower projected investment returns in the annual actuarial assumption review.

•
Allstate Annuities adjusted net income of $16 million in the third quarter of 2019 was $4 million lower than the prior year quarter, primarily due to higher contract benefits and reduced investment income. Adjusted net income of $43 million for the first nine months of 2019 was substantially below the prior year, reflecting lower performance-based investment income in the first quarter of 2019.

Service Businesses Results
	Three months ended September 30,			Nine months ended September 30,
($ in millions)	2019	2018	% / $ Change	2019	2018	% / $ Change
Total Revenues	$418	$329	27.1%	$1,215	$962	26.3%
Allstate Protection Plans (1)	177	128	38.3	511	372	37.4
Allstate Dealer Services	115	102	12.7	336	298	12.8
Allstate Roadside Services	68	77	(11.7)	214	228	(6.1)
Arity	35	22	59.1	84	64	31.3
Allstate Identity Protection (1)	23	—	NA	70	—	NA
Adjusted Net Income (Loss)	$8	$1	$7	$35	$—	$35
Allstate Protection Plans	15	7	8	48	14	34
Allstate Dealer Services	6	3	3	19	10	9
Allstate Roadside Services	(5)	(5)	—	(14)	(14)	—
Arity	(1)	(4)	3	(4)	(10)	6
Allstate Identity Protection	(7)	—	NA	(14)	—	NA

(1)	Starting in the third quarter of 2019, we are reporting SquareTrade and InfoArmor using the names Allstate Protection Plans and Allstate Identity Protection, respectively.
NA = not applicable

•
Service Businesses policies in force grew to 95.9 million, and revenues increased to $418 million, 27.1% higher than the third quarter of 2018. Adjusted net income was $8 million, an increase of $7 million compared to the prior year quarter.

◦
Allstate Protection Plans (formerly SquareTrade) revenue was $177 million in the third quarter of 2019, reflecting policy growth of 37.6 million compared to the third quarter of 2018. Adjusted net income of $15 million in the third quarter of 2019 was $8 million higher than the prior year quarter due to increased revenue and improved loss experience partially offset by investments in growth.

◦	Allstate Dealer Services revenue grew 12.7% compared to the third quarter of 2018, and adjusted net income was $6 million, reflecting higher premiums and improved loss experience.

◦	Allstate Roadside Services revenue was $68 million in the third quarter of 2019. The adjusted net loss of $5 million in the third quarter was comparable to the prior year quarter.

◦	Arity revenue was $35 million in the third quarter of 2019, primarily from contracts with affiliates. The adjusted net loss of $1 million in the quarter includes product development costs.

◦	Allstate Identity Protection (formerly InfoArmor) had revenues of $23 million and an adjusted net loss of $7 million in the third quarter of 2019 related to growth and integration expenses.

Proactive Capital Management

“Allstate continued to aggressively manage the cost of capital by issuing $1.15 billion of preferred stock in the quarter, which was used to redeem a similar amount of higher dividend preferred stock earlier this month,” said Mario Rizzo, Chief Financial Officer. “ We also returned $775 million to shareholders during the third quarter through a combination of $166 million in common stock dividends and repurchasing $609 million of outstanding common shares. Allstate has repurchased 6.7% of common stock outstanding (23.0 million shares) over the past 12 months and has $962 million remaining on its current share repurchase authorization.”

Visit www.allstateinvestors.com to view additional information about Allstate’s results, including a webcast of its quarterly conference call and the call presentation. The conference call will be held at 9:30 a.m. ET on Wednesday, October 30.

Forward-Looking Statements
This news release contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. We believe these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent annual report on Form 10-K. Forward-looking statements are as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statement.

THE ALLSTATE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

($ in millions, except par value data)	September 30, 2019	December 31, 2018
Assets
Investments:
Fixed income securities, at fair value (amortized cost $56,263 and $57,134)	$59,259	$57,170
Equity securities, at fair value (cost $6,930 and $4,489)	8,206	5,036
Mortgage loans	4,694	4,670
Limited partnership interests	7,990	7,505
Short-term, at fair value (amortized cost $5,254 and $3,027)	5,254	3,027
Other	3,904	3,852
Total investments	89,307	81,260
Cash	587	499
Premium installment receivables, net	6,558	6,154
Deferred policy acquisition costs	4,683	4,784
Reinsurance and indemnification recoverables, net	9,363	9,565
Accrued investment income	613	600
Property and equipment, net	1,092	1,045
Goodwill	2,545	2,530
Other assets	3,383	3,007
Separate Accounts	2,942	2,805
Total assets	$121,073	$112,249
Liabilities
Reserve for property and casualty insurance claims and claims expense	$28,076	$27,423
Reserve for life-contingent contract benefits	12,378	12,208
Contractholder funds	17,804	18,371
Unearned premiums	15,343	14,510
Claim payments outstanding	952	1,007
Deferred income taxes	1,079	425
Other liabilities and accrued expenses	9,729	7,737
Long-term debt	6,630	6,451
Separate Accounts	2,942	2,805
Total liabilities	94,933	90,937
Shareholders’ equity
Preferred stock and additional capital paid-in, $1 par value, 25 million shares authorized, 125.8 thousand and 79.8 thousand shares issued and outstanding, $3,145 and $1,995 aggregate liquidation preference	3,052	1,930
Common stock, $.01 par value, 2.0 billion shares authorized and 900 million issued, 325 million and 332 million shares outstanding	9	9
Additional capital paid-in	3,511	3,310
Retained income	46,527	44,033
Deferred Employee Stock Ownership Plan expense	(3)	(3)
Treasury stock, at cost (575 million and 568 million shares)	(29,063)	(28,085)
Accumulated other comprehensive income:
Unrealized net capital gains and losses:
Unrealized net capital gains and losses on fixed income securities with OTTI	82	75
Other unrealized net capital gains and losses	2,276	(51)
Unrealized adjustment to DAC, DSI and insurance reserves	(335)	(26)
Total unrealized net capital gains and losses	2,023	(2)
Unrealized foreign currency translation adjustments	(50)	(49)
Unamortized pension and other postretirement prior service credit	134	169
Total accumulated other comprehensive income	2,107	118
Total shareholders’ equity	26,140	21,312
Total liabilities and shareholders’ equity	$121,073	$112,249

THE ALLSTATE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

($ in millions, except per share data)	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Revenues
Property and casualty insurance premiums	$9,094	$8,595	$26,882	$25,341
Life premiums and contract charges	625	612	1,874	1,840
Other revenue	273	238	794	682
Net investment income	880	844	2,470	2,454
Realized capital gains and losses:
Total other-than-temporary impairment (“OTTI”) losses	(16)	(4)	(44)	(8)
OTTI losses reclassified to (from) other comprehensive income	2	(1)	1	(2)
Net OTTI losses recognized in earnings	(14)	(5)	(43)	(10)
Sales and valuation changes on equity investments and derivatives	211	181	1,226	27
Total realized capital gains and losses	197	176	1,183	17
Total revenues	11,069	10,465	33,203	30,334

Costs and expenses
Property and casualty insurance claims and claims expense	6,051	5,805	18,227	16,711
Life contract benefits	513	498	1,521	1,485
Interest credited to contractholder funds	169	163	487	489
Amortization of deferred policy acquisition costs	1,425	1,317	4,151	3,886
Operating costs and expenses	1,414	1,425	4,174	4,086
Pension and other postretirement remeasurement gains and losses	225	(39)	365	(32)
Restructuring and related charges	—	13	27	55
Amortization of purchased intangibles	32	24	96	69
Impairment of purchased intangibles	—	—	55	—
Interest expense	80	82	245	251
Total costs and expenses	9,909	9,288	29,348	27,000

Gain on disposition of operations	—	1	3	4

Income from operations before income tax expense	1,160	1,178	3,858	3,338

Income tax expense	229	199	784	636

Net income	931	979	3,074	2,702

Preferred stock dividends	42	37	103	105

Net income applicable to common shareholders	$889	$942	$2,971	$2,597

Earnings per common share:

Net income applicable to common shareholders per common share – Basic	$2.71	$2.72	$8.98	$7.43

Weighted average common shares – Basic	327.7	346.0	330.8	349.7

Net income applicable to common shareholders per common share – Diluted	$2.67	$2.68	$8.85	$7.31

Weighted average common shares – Diluted	333.0	351.7	335.7	355.4

Definitions of Non-GAAP Measures
We believe that investors’ understanding of Allstate’s performance is enhanced by our disclosure of the following non-GAAP measures. Our methods for calculating these measures may differ from those used by other companies and therefore comparability may be limited.
Adjusted net income is net income applicable to common shareholders, excluding:

•
realized capital gains and losses, after-tax, except for periodic settlements and accruals on non-hedge derivative instruments, which are reported with realized capital gains and losses but included in adjusted net income,

•	pension and other postretirement remeasurement gains and losses, after-tax,

•	valuation changes on embedded derivatives not hedged, after-tax,

•
amortization of deferred policy acquisition costs (“DAC”) and deferred sales inducements (“DSI”), to the extent they resulted from the recognition of certain realized capital gains and losses or valuation changes on embedded derivatives not hedged, after-tax,

•	business combination expenses and the amortization or impairment of purchased intangibles, after-tax,

•	gain (loss) on disposition of operations, after-tax, and

•
adjustments for other significant non-recurring, infrequent or unusual items, when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, or (b) there has been no similar charge or gain within the prior two years.

Net income applicable to common shareholders is the GAAP measure that is most directly comparable to adjusted net income.
We use adjusted net income as an important measure to evaluate our results of operations. We believe that the measure provides investors with a valuable measure of the company’s ongoing performance because it reveals trends in our insurance and financial services business that may be obscured by the net effect of realized capital gains and losses, pension and other postretirement remeasurement gains and losses, valuation changes on embedded derivatives not hedged, business combination expenses and the amortization or impairment of purchased intangibles, gain (loss) on disposition of operations and adjustments for other significant non-recurring, infrequent or unusual items. Realized capital gains and losses, pension and other postretirement remeasurement gains and losses, valuation changes on embedded derivatives not hedged and gain (loss) on disposition of operations may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions, the timing of which is unrelated to the insurance underwriting process. Consistent with our intent to protect results or earn additional income, adjusted net income includes periodic settlements and accruals on certain derivative instruments that are reported in realized capital gains and losses because they do not qualify for hedge accounting or are not designated as hedges for accounting purposes. These instruments are used for economic hedges and to replicate fixed income securities, and by including them in adjusted net income, we are appropriately reflecting their trends in our performance and in a manner consistent with the economically hedged investments, product attributes (e.g. net investment income and interest credited to contractholder funds) or replicated investments. Business combination expenses are excluded because they are non-recurring in nature and the amortization or impairment of purchased intangibles is excluded because it relates to the acquisition purchase price and is not indicative of our underlying business results or trends. Non-recurring items are excluded because, by their nature, they are not indicative of our business or economic trends. Accordingly, adjusted net income excludes the effect of items that tend to be highly variable from period to period and highlights the results from ongoing operations and the underlying profitability of our business. A byproduct of excluding these items to determine adjusted net income is the transparency and understanding of their significance to net income variability and profitability while recognizing these or similar items may recur in subsequent periods. Adjusted net income is used by management along with the other components of net income applicable to common shareholders to assess our performance. We use adjusted measures of adjusted net income in incentive compensation. Therefore, we believe it is useful for investors to evaluate net income applicable to common shareholders, adjusted net income and their components separately and in the aggregate when reviewing and evaluating our performance. We note that investors, financial analysts, financial and business media organizations and rating agencies utilize adjusted net income results in their evaluation of our and our industry’s financial performance and in their investment decisions, recommendations and communications as it represents a reliable, representative and consistent measurement of the industry and the company and management’s performance. We note that the price to earnings multiple commonly used by insurance investors as a forward-looking valuation technique uses adjusted net income as the denominator. Adjusted net income should not be considered a substitute for net income applicable to common shareholders and does not reflect the overall profitability of our business.

The following tables reconcile net income applicable to common shareholders and adjusted net income. Taxes on adjustments to reconcile net income applicable to common shareholders and adjusted net income generally use a 21% effective tax rate and are reported net of income taxes as the reconciling adjustment.

($ in millions, except per share data)	Three months ended September 30,
	Consolidated		Per diluted common share
	2019	2018	2019	2018
Net income applicable to common shareholders	$889	$942	$2.67	$2.68
Realized capital gains and losses, after-tax	(155)	(141)	(0.47)	(0.40)
Pension and other postretirement remeasurement gains and losses, after-tax	179	(30)	0.54	(0.08)
Valuation changes on embedded derivatives not hedged, after-tax	10	(1)	0.03	—
DAC and DSI amortization relating to realized capital gains and losses and valuation changes on embedded derivatives not hedged, after-tax	(1)	1	—	—
Reclassification of periodic settlements and accruals on non-hedge derivative instruments, after-tax	(1)	—	—	—
Business combination expenses and the amortization of purchased intangibles, after-tax	25	20	0.07	0.05
Impairment of purchased intangibles, after-tax	—	—	—	—
Gain on disposition of operations, after-tax	—	(1)	—	—
Tax Legislation benefit	—	(31)	—	(0.09)
Adjusted net income*	$946	$759	$2.84	$2.16

	Nine months ended September 30,
	Consolidated		Per diluted common share
	2019	2018	2019	2018
Net income applicable to common shareholders	$2,971	$2,597	$8.85	$7.31
Realized capital gains and losses, after-tax	(935)	(16)	(2.79)	(0.05)
Pension and other postretirement remeasurement gains and losses, after-tax	289	(25)	0.86	(0.07)
Valuation changes on embedded derivatives not hedged, after-tax	15	(5)	0.05	(0.01)
DAC and DSI amortization relating to realized capital gains and losses and valuation changes on embedded derivatives not hedged, after-tax	2	6	0.01	0.02
Reclassification of periodic settlements and accruals on non-hedge derivative instruments, after-tax	(2)	(1)	(0.01)	—
Business combination expenses and the amortization of purchased intangibles, after-tax	76	55	0.23	0.15
Impairment of purchased intangibles, after-tax	43	—	0.13	—
Gain on disposition of operations, after-tax	(2)	(3)	(0.01)	(0.01)
Tax Legislation benefit	—	(31)	—	(0.09)
Adjusted net income*	$2,457	$2,577	$7.32	$7.25

Adjusted net income return on common shareholders’ equity is a ratio that uses a non-GAAP measure. It is calculated by dividing the rolling 12-month adjusted net income by the average of common shareholders’ equity at the beginning and at the end of the 12-months, after excluding the effect of unrealized net capital gains and losses. Return on common shareholders’ equity is the most directly comparable GAAP measure. We use adjusted net income as the numerator for the same reasons we use adjusted net income, as discussed above. We use average common shareholders’ equity excluding the effect of unrealized net capital gains and losses for the denominator as a representation of common shareholders’ equity primarily attributable to the company’s earned and realized business operations because it eliminates the effect of items that are unrealized and vary significantly between periods due to external economic developments such as capital market conditions like changes in equity prices and interest rates, the amount and timing of which are unrelated to the insurance underwriting process. We use it to supplement our evaluation of net income applicable to common shareholders and return on common shareholders’ equity because it excludes the effect of items that tend to be highly variable from period to period. We believe that this measure is useful to investors and that it provides a valuable tool for investors when considered along with return on common shareholders’ equity because it eliminates the after-tax effects of realized and unrealized net capital gains and losses that can fluctuate significantly from period to period and that are driven by economic developments, the magnitude and timing of which are generally not influenced by management. In addition, it eliminates non-recurring items that are not indicative of our ongoing business or economic trends. A byproduct of excluding the items noted above to determine adjusted net income return on common shareholders’ equity from return on common shareholders’ equity is the transparency and understanding of their significance to return on common shareholders’ equity variability and profitability while recognizing these or similar items may recur in subsequent periods. We use adjusted measures of adjusted net income return on common shareholders’ equity in incentive compensation. Therefore, we believe it is useful for investors to have adjusted net income return on common shareholders’ equity and return on common shareholders’ equity when evaluating our performance. We note that investors, financial analysts, financial and business media organizations and rating agencies utilize adjusted net income return on common shareholders’ equity results in their evaluation of our and our industry’s financial performance and in their investment decisions, recommendations and communications as it represents a reliable, representative and consistent measurement of the industry and the company and management’s utilization of capital. Adjusted net income return on common shareholders’ equity should not be considered a substitute for return on common shareholders’ equity and does not reflect the overall profitability of our business.
The following tables reconcile return on common shareholders’ equity and adjusted net income return on common shareholders’ equity.

($ in millions)	For the twelve months ended September 30,
	2019	2018
Return on common shareholders’ equity
Numerator:
Net income applicable to common shareholders	$2,386	$3,891
Denominator:
Beginning common shareholders’ equity (1)	$21,356	$20,508
Ending common shareholders’ equity (1)	23,088	21,356
Average common shareholders’ equity	$22,222	$20,932
Return on common shareholders’ equity	10.7%	18.6%

($ in millions)	For the twelve months ended September 30,
	2019	2018
Adjusted net income return on common shareholders’ equity
Numerator:
Adjusted net income *	$3,009	$3,400

Denominator:
Beginning common shareholders’ equity (1)	$21,356	$20,508
Less: Unrealized net capital gains and losses	(16)	1,651
Adjusted beginning common shareholders’ equity	21,372	18,857

Ending common shareholders’ equity (1)	23,088	21,356
Less: Unrealized net capital gains and losses	2,023	(16)
Adjusted ending common shareholders’ equity	21,065	21,372
Average adjusted common shareholders’ equity	$21,219	$20,115
Adjusted net income return on common shareholders’ equity *	14.2%	16.9%
_____________
(1) Excludes equity related to preferred stock of $3,052 million as of September 30, 2019, $2,303 million as of September 30, 2018 and $1,746 million as of September 30, 2017.

Combined ratio excluding the effect of catastrophes, prior year reserve reestimates and amortization of purchased intangibles (“underlying combined ratio”) is a non-GAAP ratio, which is computed as the difference between four GAAP operating ratios: the combined ratio, the effect of catastrophes on the combined ratio, the effect of prior year non-catastrophe reserve reestimates on the combined ratio, and the effect of amortization of purchased intangibles on the combined ratio. We believe that this ratio is useful to investors and it is used by management to reveal the trends in our Property-Liability business that may be obscured by catastrophe losses, prior year reserve reestimates and amortization of purchased intangibles. Catastrophe losses cause our loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on the combined ratio. Prior year reserve reestimates are caused by unexpected loss development on historical reserves, which could increase or decrease current year net income. Amortization of purchased intangibles relates to the acquisition purchase price and is not indicative of our underlying insurance business results or trends. We believe it is useful for investors to evaluate these components separately and in the aggregate when reviewing our underwriting performance. We also provide it to facilitate a comparison to our outlook on the underlying combined ratio. The most directly comparable GAAP measure is the combined ratio. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
The following tables reconcile the respective combined ratio to the underlying combined ratio. Underwriting margin is calculated as 100% minus the combined ratio.

Property-Liability	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Combined ratio	91.6	93.9	93.1	92.0
Effect of catastrophe losses	(5.8)	(7.5)	(8.7)	(7.7)
Effect of prior year non-catastrophe reserve reestimates	0.5	(0.2)	0.6	0.7
Underlying combined ratio*	86.3	86.2	85.0	85.0

Effect of prior year catastrophe reserve reestimates	—	—	0.2	0.2

Allstate brand - Total	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Combined ratio	89.3	92.3	91.9	90.8
Effect of catastrophe losses	(5.6)	(7.8)	(9.0)	(7.8)
Effect of prior year non-catastrophe reserve reestimates	1.7	0.8	1.1	1.1
Underlying combined ratio*	85.4	85.3	84.0	84.1

Effect of prior year catastrophe reserve reestimates	(0.1)	—	0.2	0.1

Allstate brand - Auto Insurance	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Combined ratio	92.1	92.5	91.8	91.0
Effect of catastrophe losses	(2.4)	(2.2)	(2.3)	(1.8)
Effect of prior year non-catastrophe reserve reestimates	2.8	1.7	1.8	2.1
Underlying combined ratio*	92.5	92.0	91.3	91.3

Effect of prior year catastrophe reserve reestimates	—	(0.1)	(0.1)	(0.2)

Allstate brand - Homeowners Insurance	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Combined ratio	80.7	87.7	92.3	88.7
Effect of catastrophe losses	(15.7)	(23.6)	(28.7)	(25.7)
Effect of prior year non-catastrophe reserve reestimates	—	1.1	—	0.7
Underlying combined ratio*	65.0	65.2	63.6	63.7

Effect of prior year catastrophe reserve reestimates	(0.1)	0.1	0.8	1.3

Esurance brand - Total	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Combined ratio	101.1	102.1	100.4	101.2
Effect of catastrophe losses	(3.0)	(2.9)	(3.0)	(3.4)
Effect of prior year non-catastrophe reserve reestimates	(0.2)	0.2	(0.2)	0.1
Effect of amortization of purchased intangibles	—	(0.2)	—	(0.1)
Underlying combined ratio*	97.9	99.2	97.2	97.8

Effect of prior year catastrophe reserve reestimates	(0.2)	0.2	—	0.1

Encompass brand - Total	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Combined ratio	105.8	95.7	101.3	97.1
Effect of catastrophe losses	(18.3)	(9.1)	(13.5)	(12.0)
Effect of prior year non-catastrophe reserve reestimates	0.4	2.0	0.9	1.9
Underlying combined ratio*	87.9	88.6	88.7	87.0

Effect of prior year catastrophe reserve reestimates	0.8	0.8	1.3	1.6

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